EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.

REPORTS STRONG START TO 2004

   Solid revenue management performance drove first-quarter 2004 earnings per diluted common share of 22 cents.
   First-quarter operating income increased 71 percent to $304 million.
   North American volume was up 1/2 percent with net revenue per case growth of 4 percent.
   European volume was up 1 1/2 percent with 2 percent net revenue per case improvement.
   CCE increases 2004 earnings guidance to a range of $1.48 to $1.52 per diluted common share, excluding nonrecurring items.

ATLANTA, April 28, 2004 -- Coca-Cola Enterprises Inc. ("CCE") today reported first-quarter 2004 net income applicable to common shareowners of $104 million, or 22 cents per diluted common share. These results compare to net income of $27 million, or 6 cents per diluted common share for the same period last year. Foreign currency translations contributed approximately 1 cent per diluted common share to first-quarter 2004 earnings.

Operating income totaled $304 million for the first quarter, an increase of 71 percent versus prior year results. These results reflect strong net revenue per case growth in North America, and continued volume and pricing growth in Europe.

CCE's first-quarter financial results benefited from an additional four selling days during the quarter which we estimate contributed 5 cents per diluted common share to first-quarter earnings. The full year will have one additional selling day, as fourth-quarter 2004 will have three less selling days than fourth-quarter 2003.

Consolidated net revenue per case was up 3 1/2 percent in the first quarter. Net revenue per case in North America grew 4 percent, while results in Europe grew 2 percent for the quarter. North American net revenue per case results were driven by rate increases and over 1 point of growth coming from favorable package mix shifts. Consolidated cost of sales per case increased 1 percent. All net pricing and cost of sales per case comparisons exclude the effects of currency translations. The attached key operating information schedule provides a reconciliation of the reported and comparable operating statistics used in this release.

"These positive results demonstrate the benefit of our value-based approach to the marketplace," said Lowry F. Kline, chairman of the board. "Dedication to revenue management - achieved through a combination of rate increases, contributions from package mix and volume growth - will be the impetus for strong financial results for the full year.

"We also continue to benefit on the bottom line from our work with The Coca-Cola Company to streamline our system's business processes. An important example is our work to further refine our procurement operations through the Coca-Cola Bottlers' Sales and Services Company, with our success demonstrated by our modest cost of goods increases."

Physical case bottle and can volume increased 1 percent on a comparable basis for the quarter. The strength of our diet "My Coke" portfolio, including diet Coke with Lime, coupled with very strong Dasani water growth and continued growth in Powerade resulted in first-quarter volume growth of 1/2 percent in North America. In Europe, brand innovation and consistent growth of our diet beverage portfolio resulted in a 1 1/2 percent volume gain for the first quarter.

"Consumers are responding very positively to our complete brand portfolio, in part because of our excellent marketing campaigns, such as the NCAA Final Four and NASCAR, and because of strong, local marketplace execution tailored to our customers' needs," said John R. Alm, president and chief executive officer. "Our combination of popular brands, strong marketing, and local market expertise creates momentum for continued volume growth and pricing enhancement throughout the year.

"In Europe, we remain optimistic about our ability to achieve another year of balanced pricing and volume growth, though we recognize the tough comparisons created by the record heat of last summer," Mr. Alm said. "Additional planned brand and package initiatives, coupled with excellent marketing opportunities, give us confidence in our full year targets of 1 1/2 percent volume growth and local-currency pricing growth of 2 percent."

Full-Year 2004 Outlook

Based on our strong first-quarter performance and outlook for the balance of 2004, we now expect full-year 2004 earnings per diluted common share in a range of $1.48 to $1.52, excluding any nonrecurring items. The range represents an increase of 12 percent to 15 percent over comparable 2003 results of $1.32 per share. Our full-year financial guidance incorporates higher expectations for operating income growth in North America and Europe, partially offset by the recognition of lower non-cash funding from an anticipated change in our Jumpstart agreement with The Coca-Cola Company ("TCCC").

Under our Jumpstart agreement, we are required to place targeted amounts of cold drink equipment through 2008. Subject to successful completion of our discussions with TCCC, we expect to place approximately one-half of the equipment originally targeted for 2004 and 2005. Accordingly, we would recognize approximately $35 million less non-cash funding in those years as compared to our original annual guidance of $70 million to $80 million.

"We are focused on making cold drink equipment placements that achieve the highest possible returns, and provide our customers with the right equipment to grow our immediate consumption business," said Mr. Alm. "Our lower placement targets for 2004 and 2005 reflect 10 years of success in increasing equipment penetration throughout our territories, and the slower sales environment in recent years that has existed in many cold drink channels. These new targets will allow CCE to continue to capture the growth opportunities available in these channels while further improving free cash flow."

Subject to final approval of the Jumpstart amendment, capital spending is expected to total approximately $1.1 billion in 2004 versus original guidance of $1.15 billion. This change reflects our expectation for lower cold drink capital spending partially offset by spending for new packaging initiatives to support long-term revenue management goals. 2004 free cash flow (defined as cash flow from operations less capital spending) is expected to total approximately $700 million, up from our original guidance of approximately $600 million.

Our full-year financial guidance excludes a non-cash item expected later this year that results from our transition to a new economic model with TCCC. We are working with TCCC to simplify our financial relationship and better align the economic interests of the two companies. We believe the adoption of a new economic model will have a long-term positive impact on our system's ability to maximize revenue growth and drive value creation in the marketplace.

The first step in adopting a new economic model will be to net a significant amount of the annual funding received from TCCC from the invoice price we pay for concentrate. While the implementation of this new pricing structure will be cash neutral to both companies, CCE's cost of sales will be approximately $45 million higher than expectations when the transition occurs later this year. CCE's net cash derived from operating activities will not be affected as inventory on hand will be sold without funding and replaced with lower cost concentrate resulting in a lower working capital investment. Total 2004 funding from TCCC, although netted in concentrate prices following the transition, is not impacted by this change. We are also continuing to evaluate the economic relationship with respect to the mechanism for future pricing, and expect this evaluation process to continue through 2004 for possible implementation in 2005.

Shown below is a table which reconciles our revised full-year earnings guidance. This guidance excludes the non-cash effect of transitioning to a new pricing structure for concentrate with The Coca-Cola Company.

Reconciliation of Full-Year 2004 Diluted EPS Guidance

Original EPS Guidance                            $1.42 to $1.46

First Quarter Variance ($0.22 Actual vs. $0.07
 Analyst Consensus)                                       $0.15
Three Fewer Selling Days - Fourth Quarter 2004            (0.04)
Anticipated Lower Jumpstart Funding
 (Approx. $35 million pre-tax)                            (0.05)
                                                ----------------
Net Impact to Full Year Guidance                          $0.06

Revised Full-Year Guidance                 $1.48 to $1.52

CCE will webcast its first quarter conference call with analysts and investors live over the Internet today at 10 a.m. ET. The call can be accessed through our Web site at http://www.cokecce.com.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on pages 82 and 83 of our 2003 Annual Report.

                      COCA-COLA ENTERPRISES INC.
                  CONSOLIDATED STATEMENTS OF INCOME
            (Unaudited; In Millions Except Per Share Data)

                                                     First Quarter
                                                ----------------------
                                                 2004   2003(a) Change
                                                ------  ------- ------
Net Operating Revenues                         $4,240   $3,667     16%
Cost of Sales                                   2,460    2,148     15%
                                                ------   ------
Gross Profit                                    1,780    1,519     17%
Selling, Delivery, and
     Administrative Expenses                    1,476    1,341     10%
                                                ------   ------
Operating Income                                  304      178     71%
Interest Expense, Net                             156      140
Other Nonoperating Income, Net                      1        4
                                                ------   ------
Income Before Income Taxes                        149       42
Income Tax Expense                                 45       14
                                                ------   ------
Net Income                                        104       28
Preferred Stock Dividends                           -        1
                                                ------   ------
Net Income Applicable to
     Common Shareowners                        $  104   $   27
                                                ======   ======
Basic Average Common Shares
     Outstanding                                  459      452
                                                ======   ======
Basic Net Income Per Share
     Applicable to Common Shareowners(b)       $ 0.23  $  0.06
                                                ======  =======
Diluted Average Common Shares
   Outstanding                                    467      460
                                                ====== ========
Diluted Net Income Per Share
     Applicable to Common Shareowners(b)       $ 0.22 $   0.06
                                                ====== ========

(a) First-quarter 2003 includes $8 million, or $0.01 per diluted common share from the sale of a hot-fill manufacturing facility to
    The Coca-Cola Company.

(b) Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
          PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
                 (In Millions Except Per Share Data)

                                                April 2,  December 31,
                                                  2004        2003
                                               -----------  ----------
                                               (Unaudited)
ASSETS
Current
     Cash and cash investments                 $       69  $       80
     Trade accounts receivable, net                 1,777       1,772
     Inventories                                      847         725
     Prepaid expenses and other current assets        383         423
                                                ----------  ----------
          Total Current Assets                      3,076       3,000
Net Property, Plant, and Equipment                  6,663       6,794
Goodwill, License Intangible Assets,
Long-Term Customer Contracts and
Other Noncurrent Assets, Net                       15,932      15,906
                                                ----------  ----------
                                               $   25,671  $   25,700
                                                ==========  ==========
LIABILITIES AND SHAREOWNERS' EQUITY
Current
     Accounts payable and accrued expenses     $    2,555  $    2,847
     Current portion of long-term debt              1,363       1,094
                                                ----------  ----------
          Total Current Liabilities                 3,918       3,941
Long-Term Debt, Less Current Maturities            10,345      10,552
Retirement and Insurance Programs and
    Other Long-Term Obligations                     1,918       1,877
Long-Term Deferred Income Tax Liabilities           4,996       4,965
Shareowners' Equity                                 4,494       4,365
                                                ----------  ----------
                                               $   25,671  $   25,700
                                                ==========  ==========

                    COCA-COLA ENTERPRISES INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (Unaudited; In Millions)

                                                    April 2, March 28,
                                                     2004     2003
                                                    ------   -------
Cash Flows from Operating Activities
------------------------------------
   Net income                                        $   104  $    28
Adjustments to reconcile net income to net  cash
  derived from (used in) operating activities:
      Depreciation                                       260      255
      Amortization                                         6       18
   Other changes including changes in assets and
    liabilities, net of bottling acquisition effects    (310)    (530)
                                                      -------  -------
Net cash derived from (used in) operating activities      60     (229)

Cash Flows from Investing Activities
------------------------------------
Investments in capital assets                           (158)    (208)
Other investing activities                                 -       60
                                                      -------  -------
Net cash used in investing activities                   (158)    (148)

Cash Flows from Financing Activities
------------------------------------
Net increases of commercial
   paper and long-term debt                               47      319
Cash dividend payments                                   (18)      (1)
Other financing activities                                58        7
                                                      -------  -------
Net cash derived from financing activities                87      325

Net Decrease in Cash and Cash Investments                (11)     (52)
Cash and Cash Investments at Beginning of Period          80       68
                                                      -------  -------
Cash and Cash Investments at End of Period           $    69  $    16
                                                      =======  =======

                      Coca-Cola Enterprises Inc.
                      Key Financial Information
           (Unaudited; In Millions, Except Per Share Data)

                                                                  %
                                             1Q04      1Q03     Change
                                           ---------------------------
Operating Income Reconciliation
-------------------------------
Reported Operating Income                  $    304   $   178      71%
Gain on Sale of Hot-fill Facility                 -        (8)
                                            --------   -------  ------
Comparable Operating Income(a)             $    304   $   170      79%
                                            ========   =======  ======

Net Income Reconciliation
-------------------------
Reported Net Income Applicable to Common
   Shareowners                             $    104   $    27     285%
Gain on Sale of Hot-fill Facility                          (5)
Comparable Net Income Applicable to
                                            --------   -------  ------
   Common Shareowners(a)                   $    104   $    22     373%
                                            ========   =======  ======

Diluted Earnings Per Share Reconciliation
-----------------------------------------
Reported Net Income Per Diluted Common Share
    Applicable to Common Shareowners       $   0.22   $  0.06     266%
Gain on Sale of Hot-fill Facility                       (0.01)
                                           ---------   -------  ------
Comparable Net Income Per Diluted Common
   Share Applicable to Common
    Shareowners(a)                         $   0.22   $  0.05     340%
                                            ========   =======  ======

                                           April 2,  December 31,
                                             2004       2003
                                           --------    -------
Net Debt(b)
----------
Current Portion of Long-Term Debt          $  1,363    $ 1,094
Long-Term Debt                               10,345     10,552
Less: Cash and Cash Investments                  69         80
                                            --------    -------
Net Debt                                   $ 11,639    $11,566
                                            ========    =======

(a) Comparable financial information is provided to allow investors to more clearly evaluate our operating performance and business trends.

(b) The non-GAAP measure "Net Debt" is provided to allow investors to more clearly evaluate our capital structure and leverage.

                          Coca-Cola Enterprises Inc.
                           Key Operating Information
                                (Unaudited)
                                           First-Quarter 2004 Change
                                          ---------------------------
                                                       North
                                          Consolidated America Europe
                                          ------------ ------- -------
Net Revenues Per Case
---------------------
Change in Net Revenues per Case                  8.0%   4.5%  17.0%
   Impact of Excluding Post Mix Sales and
      Agency Sales                               0.5%   0.5%   0.5%
                                               ------- ------- -------
Bottle and Can Net Pricing Per Case(a)           8.5%   5.0%  17.5%
   Impact of Currency Exchange Rate Changes     (5.0)%  (1.0)% (15.5)%
                                               ------- ------- -------
Currency-Neutral Bottle and Can
   Net Pricing per Case(c)                       3.5%   4.0%   2.0%
                                               ======= ======= =======

Cost of Sales Per Case
----------------------
Change in Cost of Sales per Case                 6.5%   3.0%  16.0%
   Impact of Excluding Bottle and Can
      Marketing Credits and Jumpstart
       Funding                                   0.0%   0.0%   0.0%
   Impact of Excluding Post Mix Sales and
    Agency Sales                                 0.0%  (0.5)%   0.0%
                                               ------- ------- -------
Bottle and Can Cost of Sales Per Case(b)         6.5%   2.5%  16.0%
   Impact of Currency Exchange Rate Changes     (5.5)%  (1.5)% (15.5)%
                                               ------- ------- -------
Currency-Neutral Bottle and Can
   Cost of Sales per Case(c)                     1.0%   1.0%   0.5%
                                               ======= ======= =======

Physical Case Bottle and Can Volume
-----------------------------------
Change in Volume                                 7.0%   6.5%   8.5%
   Impact of Acquisitions                       (0.5)%   0.0%  (1.5)%
   Impact of Selling Day Shift                  (5.5)%  (6.0)%  (5.5)%
                                               ------- ------- -------
Comparable Bottle and Can Volume(d)              1.0%   0.5%   1.5%
                                               ======= ======= =======

Fountain Gallon Volume
----------------------
Change in Volume                                10.0%   8.5%  16.0%
   Impact of Acquisitions                        0.0%   0.0%   0.0%
   Impact of Selling Day Shift                  (6.5)%  (6.0)%  (6.5)%
                                               ------- ------- -------
Comparable Fountain Gallon Volume(d)             3.5%   2.5%   9.5%
                                               ======= ======= =======

(a)The non-GAAP financial measure "Bottle and Can Net Pricing per
    Case" is provided to allow investors to more clearly evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment. Our bottle and can sales accounted for approximately 91 percent of our net revenue in the first quarter of 2004.

(b)The non-GAAP financial measure "Bottle and Can Cost of Sales per
    Case" is provided to allow investors to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an
    understanding of the change in bottle and can ingredient and packaging costs.

(c)The non-GAAP financial measures "Currency-Neutral Bottle and Can
    Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of
    Sales per Case" are provided to allow investors to separate the impact of currency exchange rate changes on our operations.

(d)"Comparable Volume" excludes the impact of acquisitions and changes in the number of selling days between periods. The measure allows investors to analyze the performance of our business on a constant period and territory basis. There were 4 additional selling days in first quarter 2004 as compared to first-quarter 2003.